Exhibit 99.1

LIST OF REPORTING PERSONS

1.  GOLDEN GRAND ENTERPRISES, LTD.

ADDRESS:  C/O GOOD ENERGY ENTERPRISES, LTD.,
1601 SOUTH TOWER,  POLY INTERNATIONAL PLAZA
NO.1 PAZHOU ROAD EAST, HAIZHU DISTRICT
GUANGZHOU, GUANGDONG PROVINCE, CHINA 510290

DATE OF EVENT REQUIRING STATEMENT:  9/10/2010

RELATIONSHIP TO REPORTING ISSUER:  10% OWNER

BENEFICIAL HOLDINGS:  ARE REPORTED ON THE FIRST LINE OF TABLE I ON THE FORM 3 FOR WHICH THIS IS AN EXHIBIT THERETO.